     As filed with the Securities and Exchange Commission on March 13, 2000.
                                                       Registration No. 33-83722
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

                                   Filed as a

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        DUALSTAR TECHNOLOGIES CORPORATION
               (Exact name of registrant as specified in charter)

         Delaware                                           13-3776834
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)


                    One Park Avenue, New York, New York 10016
                                 (718) 340-6655
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  GREGORY CUNEO
                      President and Chief Executive Officer
                    One Park Avenue, New York, New York 10016
                                 (718) 340-6655
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------------

                                   Copies to:

                            EILEEN P. McCARTHY, ESQ.
                               Gould & Wilkie LLP
                      One Chase Manhattan Plaza, 58th Floor
                          New York, New York 10005-1401
                                 (212) 344-5680
                               (212) 809-6890 Fax

                          -----------------------------

The Registrant hereby requests that this Post-Effective Amendment No. 4 be made effective as soon as possible after filing.

Pursuant to its undertaking in the Registration Statement, Registrant hereby deregisters an aggregate of 567,729 shares of its Common Stock covered by the Registration Statement which remained unissued on February 14, 2000, the expiration date of certain warrants and options pursuant to which such shares were issuable. Such shares consist of 89,429 shares issuable upon the exercise of Class A Warrants, 400,000 shares issuable upon the exercise of underwriters' warrants, and 78,300 shares issuable upon the exercise of an option issued to the underwriter. Such warrants and option were not exercised by the expiration date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 4 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on March 10, 2000.

                                      DUALSTAR TECHNOLOGIES CORPORATION


                                      By: /s/ Gregory Cuneo
                                         ---------------------------
                                          Gregory Cuneo
                                          President and
                                          Chief Executive Officer


     This Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the agent for service named in the Registration Statement, acting pursuant to Rule 478 of the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended.

          Signature                 Title                        Date
          ---------                 -----                        ----

/s/ Gregory Cuneo                President and                March 10, 2000
--------------------------       Chief Executive Officer
Gregory Cuneo                    (Agent for Service)